Exhibit 99.1

 BurgerFi Celebrates 10th Anniversary

Restaurants to Offer $10 TriFi Meal (Cheeseburger, Fries & Beer) to Celebrate

Paying homage to the first location, Lauderdale-by-the-Sea will recognize February 5th as BurgerFi Day

PALM BEACH, FL – January 26, 2021 – “RedeFining” the way the world eats burgers for a decade, BurgerFi International Inc. (Nasdaq: BFI, BFIIW), is celebrating its 10th anniversary on February 5, 2021. The better-burger restaurant is coming off an exciting year of growth having ended the year by becoming a publicly traded company on the Nasdaq stock exchange and being named QSR Magazine’s Breakout Brand of the Year.

“BurgerFi’s foundation, concept and core values are a few of the many factors that continue to keep the brand thriving for the last ten years,” says Ophir Sternberg, Executive Chairman of BurgerFi. “While the journey started a decade ago in Lauderdale-By-the-Sea, BurgerFi’s distinguishing attributes remain important to its growth, as the brand continues to deliver exceptional value for all guests, team members, investors and the communities they serve.”

The 10-year anniversary will be celebrated with a birthday themed menu, including a festive birthday cake shake made up of confetti cake blended into creamy vanilla custard and topped with a mini cupcake and BurgerFi’s famed concrete with layers of birthday cake and custard resulting in a deliciously decadent treat. Additionally, during the entire month of February, BurgerFi will be offering a special meal that will include a BurgerFi cheeseburger, fresh-cut, never frozen fries and a craft beer all for $10, available at participating restaurants.

BurgerFi was founded in 2011 and now has approximately 125 restaurants, with the brand continuing to set their sights on growth with locations set to open this commemorative year in the US and abroad. The foundation of BurgerFi is built on the “Never Ever Program,” which sources only top natural angus beef in the US; raised without added antibiotics, hormones or steroids. Furthermore, BurgerFi was named as one of only two of the top 25 largest QSR and Fast Casual chains to receive an “A” for serving beef raised without the routine use of antibiotics. Through its commitment to serving chef-inspired, hand-crafted, fresh food of unparalleled quality over the last decade BurgerFi’s menu grew to include not only burgers, but also different types of chicken offerings, hot dogs, fresh-cut never-frozen fries and beer battered onion rings and custard-based desserts with gourmet quality specialty menu items constantly being added.

In late December, BurgerFi opened its first drive-thru location in Hamburg, KY and is set to open 30 to 35 domestic company and franchise operated restaurants in 2021 and plans to step-up unit growth to open approximately 40 to 45 new domestic company and franchise restaurants in 2022. On the international front, BurgerFi’s franchisee in Puerto Rico will open a second location in San Juan. Additionally, BurgerFi announced a multi-unit franchise agreement for half a dozen restaurants in Saudi Arabia.

Besides brick and mortar expansion, BurgerFi also made technology a key factor to assist in growth. In 2015, BurgerFi launched a state-of-the-art online ordering platform, which then expanded into third party delivery orders. Three years later, BurgerFi garnered $18 million alone from online ordering systems. In 2020, BurgerFi’s online and app sales surged to approximately $39 million.

This past year, BurgerFi had a plethora of accomplishments besides becoming a publicly traded company and expanding internationally. BurgerFi was one of the first better burger concepts to add a drive-thru to their contemporary, eco-friendly design layouts, expanded into “ghost kitchens” for rapid penetration into markets without existing physical locations, and continued to create innovative menu items like the popular Spicy Fi’ed Chicken Sandwich and a limited-edition White Cheddar Mac and Cheeseburger, which sold out nationwide due to its overwhelming success.

Rapidly becoming a nationally recognized fast-casual “better burger” chain, the brand has attracted seasoned and talented new executives and franchisees to lead it through the everchanging landscape of technology and sustainability. This past fall, burger veteran Julio Ramirez was named CEO of BurgerFi.

“I have watched the burger industry evolve for years and what BurgerFi has done for the better-burger category, as well as fast-casual dining is exceptional; elevating the experience, while continuing to focus on bringing great tasting food with fresh ingredients and delivering a world-class dining experience,” says Julio Ramirez, CEO of BurgerFi.

“Creating the birthday cake shake and concrete was definitely one of my favorite specialty menu items to make,” says Paul Griffin, Chief Culinary Officer of BurgerFi. “Making an item that celebrates the BurgerFi brand was special because it pays tribute to a successful decade. The birthday shake and concrete also represents BurgerFi – taking something so simple like vanilla custard and adding a ton of fun flavors like birthday cake, sprinkles and whipped cream. It is literally what we do every day at BurgerFi, we take our love of the brand and turn it into delicious food that we can celebrate and share with our guests.”

About BurgerFi International (Nasdaq: BFI, BFIIW)

Established in 2011, BurgerFi is among the nation's fastest-growing better burger concepts with approximately 125 BurgerFi restaurants domestically and internationally. The concept is chef-founded and is committed to serving fresh food of transparent quality. BurgerFi uses 100% natural American angus beef with no steroids, antibiotics, growth hormones, chemicals or additives. BurgerFi was named QSR Magazine’s Breakout Brand of 2020, placed in the top 10 on Fast Casual's Top 100 Movers & Shakers list in 2020, was named "Best Burger Joint" by Consumer Reports and fellow public interest organizations in the 2019 Chain Reaction Study, listed as a "Top Restaurant Brand to Watch" by Nation's Restaurant News in 2019, included in Inc. Magazine's Fastest Growing Private Companies List, and ranked on Entrepreneur's 2017 Franchise 500. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com. Download the BurgerFi App on iOS or Android devices for rewards and  'Like' BurgerFi on Facebook or follow @BurgerFi on Instagram and Twitter.

BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including BurgerFi’s estimates of its future business outlook, prospects or financial results. Statements regarding BurgerFi’s objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions are intended to identify such forward-looking statements. It is important to note that BurgerFi’s actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic. Among the important factors that could cause such actual results to differ materially are (i) the impact of any economic recessions in the U.S. and other parts of the world, (ii) fluctuations in the global economy, (iii) BurgerFi’s ability of maintaining its margins, (iv) changes in applicable accounting principles or interpretations of such principles, (v) delays in BurgerFi’s ability to develop new products and services and market acceptance of new products and services, (vi) rapid technological change, (vii) BurgerFi’s ability to attract and retain key management personnel, (viii) the existence of substantial competition, and (ix) other risk factors listed from time to time in BurgerFi’s registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and BurgerFi undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:

Gateway Investor Relations

Cody Slach

(949) 574-3860

BFI@GatewayIR.com

Company Contacts:

BurgerFi International Inc.

Ashley Spitz, ashley@burgerfi.com

Crystal Rosatti, crystal@burgerfi.com

Media Relations Contact:

Quinn PR

Laura Neroulias, LNeroulias@quinn.pr